EXHIBIT 10.6

FIRST AMENDMENT TO THE
WORTHINGTON INDUSTRIES, INC.
AMENDED AND RESTATED
2003 STOCK OPTION PLAN

This First Amendment (this “Amendment”) to the Worthington Industries, Inc. Amended and Restated 2003 Stock Option Plan (the “Plan”) is adopted on June 26, 2013.

WHEREAS, Worthington Industries, Inc. (“Worthington”) sponsors the Plan; and

WHEREAS, Worthington also sponsors the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “A&R 1997 LTIP”); and

WHEREAS, on June 26, 2013, the Board of Directors of Worthington (the “Board”) adopted the Second Amendment to the A&R 1997 LTIP, subject to and effective upon shareholder approval at Worthington’s 2013 Annual Meeting of Shareholders, pursuant to which the maximum number of common shares, without par value (the “Common Shares”), of Worthington available for issuance under the A&R 1997 LTIP would be increased from 4,500,000 Common Shares to 6,500,000 Common Shares; and

WHEREAS, Worthington desires to amend the Plan to decrease the maximum number of Common Shares of Worthington in respect of which awards may be granted under the Plan from 7,000,000 Common Shares to 6,400,000 Common Shares, with such amendment to become effective upon the approval of the Second Amendment to the A&R 1997 LTIP by Worthington’s shareholders; and

WHEREAS, Section 13 of the Plan permits the Board to amend the Plan at any time without shareholder approval, unless shareholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), (b) applicable requirements of the Internal Revenue Code of 1986, as amended, or (c) the rules of the securities exchange on which Worthington’s securities are listed or traded; and

WHEREAS, shareholder approval is not required to decrease the number of Common Shares in respect of which awards may be granted under the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, subject to and effective upon shareholder approval of the Second Amendment to the A&R 1997 LTIP:

1.           The first paragraph of Section 5(b) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

1

(b)           Common Shares Subject to Plan.  The maximum number of Common Shares in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 11 of the Plan, is 6,400,000 Common Shares.  Notwithstanding the foregoing, in no event shall more than 1,000,000 Common Shares be cumulatively available for Awards of Incentive Stock Options under the Plan.  No Participant may be granted Awards under the Plan in any one calendar year with respect to more than 250,000 Common Shares.

IN WITNESS WHEREOF, Worthington has caused this Amendment to be executed by its duly authorized officer as of the date first set forth above.

WORTHINGTON INDUSTRIES, INC. By: /s/ Dale T. Brinkman Dale T. Brinkman, Vice President – Administration, General Counsel and Secretary